Exhibit 10.5

GREAT SOUTHERN BANCORP, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

RS No. _______________	Grant Date: _______________

This Restricted Stock Award (“Restricted Stock Award”) is granted by Great Southern Bancorp, Inc. (“Corporation” or “Great Southern”) to [Name] (“Grantee”) in accordance with the terms of this Restricted Stock Award Agreement (“Agreement”) and subject to the provisions of the Great Southern Bancorp, Inc. 2013 Equity Incentive Plan, as amended from time to time (“Plan”).  The Plan is incorporated herein by reference.

1.
Restricted Stock Award.  The Corporation makes this Restricted Stock Award of [Number] Shares to Grantee [in exchange for a payment of $________].  These Shares are subject to forfeiture and to limits on transferability until they vest, as provided in Sections 2, 3 and 4 of this Agreement and in Article VII of the Plan.

2.	Vesting Dates: The Shares shall vest as follows:

Vesting Date	Number of Shares Vesting

3.
Transferability.  The Grantee may not sell, assign, transfer, pledge or otherwise encumber any Shares that have not vested, except in the event of the Grantee’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.  The Committee, in its sole and absolute discretion, may allow the Grantee to transfer all or any portion of this Restricted Stock Award to the Grantee’s Family Members, as provided in the Plan.

4.
Termination of Service.  If the Grantee terminates Service for any reason other than in connection with a Change in Control or the death or Disability of the Grantee, any Shares that have not vested as of the date of that termination shall be forfeited to the Corporation.  If the Grantee’s Service terminates on account of the Grantee’s death or Disability, the Vesting Date for all Shares that have not vested or been forfeited shall be accelerated to the date of that termination of Service.

5.
Effect of Change in Control.  Upon a Change in Control, the Vesting Date for all Shares that have not vested or been forfeited shall be accelerated to the date of the earliest event constituting a Change in Control.

6.
Stock Power.  The Grantee agrees to execute a stock power with respect to each stock certificate reflecting the Shares, or other evidence of book-entry stock ownership, in favor of the Corporation.  The Shares shall not be issued by the Corporation until the required stock powers are delivered to the Corporation.

7.
Delivery of Shares.  The Corporation shall issue stock certificates or evidence of the issuance of such Shares in book-entry form, in the name of the Grantee reflecting the Shares vesting on each Vesting Date in Section 2.  The Corporation shall retain these certificates or evidence of the issuance of Shares in book-entry form until the Shares represented thereby become vested.  Prior to vesting, the Shares shall be subject to the following restriction, communicated in writing to the Corporation’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between Great Southern Bancorp, Inc. and [name] dated [grant date] made pursuant to the terms of the Great Southern Bancorp, Inc. 2013 Equity Incentive Plan, copies of which are on file at the executive offices of Great Southern Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement.

8.
Grantee’s Rights.  As the owner of all Shares that have not vested, the Grantee shall be paid dividends by the Corporation with respect to those Shares at the same time as they are paid to other holders of the Corporation’s common stock.  The Grantee may exercise all voting rights appurtenant to the Shares.  [May be modified at Committee’s election, if desired.]

9.
Delivery of Shares to Grantee.  Upon the vesting of any Shares, the restrictions in Sections 3 and 4 shall terminate, and the Corporation shall deliver only to the Grantee (or, if applicable, the Grantee’s Beneficiary, estate or Family Member) a certificate (without the legend referenced in Section 7) or evidence of the issuance of Shares in book-entry form, and the related stock power in respect of the vesting Shares.  The Corporation’s obligation to deliver a stock certificate for vested Shares, or evidence of the issuance of Shares in book-entry form, can be conditioned upon the receipt of a representation of investment intent from the Grantee (or the Grantee’s Beneficiary, estate or Family Member) in such form as the Committee requires.  The Corporation shall not be required to deliver stock certificates for vested Shares, or evidence of the issuance of Shares in book-entry form, prior to: (a) the listing of those Shares on the Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.

10.
Adjustments in Shares.  In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of Shares or class of securities of the Corporation covered by this Agreement.  Any additional Shares or other securities received by the Grantee as a result of any such adjustment shall be subject to all restrictions and requirements applicable to Shares that have not vested.  The Grantee agrees to execute any documents required by the Committee in connection with an adjustment under this Section 10.

11.
Tax Election.  The Grantee understands that an election may be made under Section 83(b) of the Code to accelerate the Grantee’s tax obligation with respect to receipt of the Shares from the Vesting Dates to the Grant Date by submitting an election to the Internal Revenue Service substantially in the form attached hereto.

12.
Tax Withholding.  The Corporation shall have the right to require the Grantee to pay to the Corporation the amount of any tax that the Corporation is required to withhold with respect to such Shares, or in lieu thereof, to retain or sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.  The Corporation shall have the right to deduct from all dividends paid with respect to the Shares the amount of any taxes that the Corporation is required to withhold with respect to such dividend payments.

13.
Plan and Committee Decisions are Controlling.  This Agreement and the award of Shares to the Grantee are subject in all respects to the provisions of the Plan, which are controlling.  Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan.  All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement or the award of Shares shall be binding and conclusive upon the Grantee, any Beneficiary of the Grantee or the legal representative thereof.

14.
Grantee’s Employment.  Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee’s service or employment as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services or employment of the Grantee.

15.
Amendment.  The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Grantee without the Grantee’s written consent.  To the extent permitted by applicable laws and regulations, the Committee shall have the authority, in its sole discretion but with the permission of the Grantee, to accelerate the vesting of the Shares or remove any other restrictions imposed on the Grantee with respect to the Shares, whenever the Committee may determine that such action is appropriate.

16.
Nondisclosure of Confidential Information and Non-Solicitation.  Information concerning any Great Southern customer or the business matters of Great Southern (including any of its subsidiaries and affiliates) learned or obtained as a result of employment with Great Southern is privileged, private, and confidential.  The Grantee agrees to protect all such information and not disclose it to any unauthorized persons, either during or after employment.  Furthermore, the Grantee understands that any password and/or security code issued to allow access to designated areas of Great Southern, including any computer system(s), is also to be treated as privileged, private, and confidential, and must not be disclosed to any unauthorized persons, either during or after employment.  The Grantee understands that disregard of this Agreement would damage Great Southern, will result in disciplinary action up to and including termination, and may also be a violation of State and/or Federal law or regulation.

The Grantee also agrees that, upon leaving employment with Great Southern, for whatever reason, whether voluntary or involuntary, the Grantee will not keep, take, or divulge to any individual or entity information relating to customers or the business matters of Great Southern.  The Grantee agrees that, for a period of three (3) years from the date of such termination of employment, he/she will not solicit or service, either directly or indirectly, any Great Southern customer where information about the customer was obtained through employment with Great Southern.

The Grantee further agrees that, for one (1) year following his/her separation from employment with Great Southern, for whatever reason, whether voluntary or involuntary, the Grantee will not solicit, recruit, hire, or otherwise interfere with the employment of any employee of Great Southern.

Should the Grantee breach this Agreement either during or after employment, Great Southern shall be entitled to obtain injunctive relief, and also to recover from the Grantee any damages caused by such breach, and all costs associated with enforcement of this Agreement, including, but not limited to, reasonable attorneys’ fees and expenses.

17.
Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Corporation.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GREAT SOUTHERN BANCORP, INC.

By	________________________________
Its	________________________________

ACCEPTED BY GRANTEE
___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)
___________________________________
(City, State & Zip Code)

STOCK POWER

(One stock power for each stock certificate or grant in book-entry form issued)

For value received, I hereby sell, assign, and transfer to Great Southern Bancorp, Inc. (the “Corporation”) ____________ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. ____________________ or otherwise identified in book-entry form as ___________________, and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.

              ________________________________

Dated:

________________________

In the presence of:

________________________

83(b) ELECTION FORM

TO:     Internal Revenue Service Center
[Address where the employee files his or her personal income tax return]

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

Taxpayer’s name:
Taxpayer’s address:

Taxpayer’s Social Security Number ____ - __ - ____

Taxable year for which Election is made:  Calendar Year _____.

Property with respect to which this Election is made: _______ shares of the common stock of Great Southern Bancorp, Inc.

Date of Grant or Transfer: ____________, _____.

Nature of the Restrictions to which the Property is subject:  a vesting schedule pursuant to which the taxpayer will not be fully vested in the Property until ________ , 201_ with respect to _____ shares, ______. 201_ with respect to _____ shares, ______, 201_ with respect to ______ shares.

Fair market value of the Property upon receipt by the taxpayer, determined without regard to any lapse restriction as defined in Section 1.83-3(i) of the Section 83 regulations ($____ per share x _________ shares): $___________.

Amount (if any) paid by the taxpayer for the Property: $0.

Amount to include in gross income: $_________ (fair market value of the Property upon receipt minus amount paid for the Property)

The undersigned taxpayer will file this Election with the IRS office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property.

A copy of this Election will be furnished to the person for whom the services were performed.  The undersigned taxpayer is the person performing the services in connection with which the Property was transferred.

A copy of this Election also shall be attached to the undersigned taxpayer’s IRS Form 1040 for calendar year _____.

__________________________	_____________________________________
Date	Signature of Taxpayer